                                                                    EXHIBIT 23.5


                         INDEPENDENT AUDITORS' CONSENT


To The Board of Directors of
  ChoicePoint Inc.


We have issued our report dated August 12, 1999 regarding the consolidated financial statements of I.R.S.C., Inc. and subsidiaries as of December 31, 1998 and for each of the two years in the period then ended, appearing in the Annual Report on Form 10-K of DBT Online, Inc. for the year ended December 31, 1999, which is incorporated by reference in the Proxy Statement/Prospectus that is a part of this Amendment No. 1 to the Registration Statement of ChoicePoint Inc. on Form S-4. We consent to the incorporation by reference of said report in the Proxy Statement/Prospectus. We also consent to the use of our name as it appears under the heading "Experts" in such Proxy Statement/Prospectus.


                                        /s/ Corbin & Wertz
                                        -------------------------------------
                                            CORBIN & WERTZ


Irvine, California
April 10, 2000